EXHIBIT 99.1

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010

ASSETS
June 30,
2010
Current Assets:
Cash and cash equivalents	$ 18,427
Deposits	6,000
Accounts receivables - Trade	3,066,296

Total current assets	3,090,723

Other Assets:
Mineral properties - Available for sale in 2010	40,000
License Agreement, net	956,974
Computer software, net	429,415
Furniture & fittings, net	1,460

Total other assets	1,427,849

Total Assets	$ 4,518,572

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable - Trade	$ 3,050,692
Other payables	160,212
Accrued liabilities	22,511
License agreement payable	991,990
Due to related party	5,539
Notes payable	18,000

Total current liabilities	4,248,944

Total Liabilities	4,248,944

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value: 10,000,000 shares authorized
no shares issued or outstanding in 2010	-
Common stock, par value $0.001 per share, 100,000,000
shares authorized; 1,895,270 issued and outstanding in 2010	1,895
Additional paid-in capital	275,331
Foreign currency translation (loss)	(2,235)
Accumulated (deficit) during the development stage	(5,363)

Total stockholders' equity	269,628

Total Liabilities and Stockholders' Equity	$ 4,518,572

GLOBAL MOBILETECH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2010

For the Fiscal Year
Ended
June 30, 2010

Net revenues	$4,323,653
Cost of goods sold	(3,644,938)
Gross profit	678,715

Expenses:
Professional fees	62,144
Rent expense - related party	2,400
Amortization	35,030
Depreciation	22,690
Sales and marketing expenses	188,051
General and administrative expenses	229,756

Total operating expenses	540,071

Profit (Loss) from operations	138,644

Other Income (Expense):
Gain in translation	1
Interest expense	(756)

Provision for income taxes	-

Net Income	$137,889

Income Per Common Share:
Income per common share - Basic and Diluted	$0.07

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1,895,270

GLOBAL MOBILETECH, INC.

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

JUNE 30, 2010

Note 1 – Summary of Transaction

On April 8, 2010, Info-Accent Sdn Bhd (“Info-Accent”), a wholly owned subsidiary of Global MobileTech, Inc. entered into a five-year Exclusive Marketing, Distribution and License Agreement (the “License Agreement”) with VyseTECH Asia Sdn Bhd (“VTA”) pursuant to which VTA agreed to grant Info-Accent exclusive marketing, distribution and licensing rights for mobile VoIP calls and mobile advertising products and services developed by VTA in the countries of Malaysia, China, Hong Kong, India, Indonesia, Thailand, Vietnam, Cambodia, Philippines, Korea and Japan. The License Agreement  provides that Info-Accent shall pay a one-time license fee of Ringgit Malaysia 1.6 million (approximately $500,000) to VTA and an additional Ringgit Malaysia 1.6 million within 90 days of the execution date of the license agreement as consideration to acquire ongoing mobile VoIP calls and mobile advertising related contracts from VTA.

The purchase consideration of $500,000 to acquire the existing mobile VoIP related contracts from VTA were progressively paid in cash to VTA during the second quarter of 2010.  As of June 30, 2010 the purchase consideration was fully paid to VTA.

On July 7, 2010, Info-Accent and VTA executed a Supplemental Agreement whereby VTA agreed to receive 769,000 unregistered shares of restricted common stock of GMT in lieu of cash payment as full and final payment of the $500,000 license fee.

Following payment of $1.0 million by Info-Accent to VTA, the transaction contemplated by the Marketing, Distribution and License Agreement executed on April 8, 2010 was deemed to be completed on July 7, 2010.

Note 2 – Management Assumptions

The pro forma consolidated balance sheet and statement of operations assumes the License Agreement was completed as of June 30, 2010 resulting in the following adjustment:

•

The issuance of 769,000 shares of common stock valued at $0.65 per share in lieu of cash payment of the license fee.

There were no pro forma adjustments for the consolidated balance sheet and statement of operation.